Exhibit 10.1

RELEASE

THIS RELEASE, dated as of November 4, 2004 (this “Agreement”), is made and entered into by                     , an individual (“Employee”), in favor of Axesstel, Inc., a Nevada corporation (the “Company”), with reference to the following facts:

A. As compensation for Employee’s past services to the Company (the “Services”), the Company granted to Employee the following securities, issued as of the respective dates set forth below (collectively, the “Securities”):

Security	Date of Issuance

B. Under the California Corporate Securities Law of 1968 (the “California Securities Law”), every offer and sale of securities in the State of California is required to be qualified in accordance with the procedures set forth in the California Securities Law and the rules and regulations promulgated thereunder, unless an exemption from such qualification is available.

C. The Company’s issuances of the Securities to Employee as compensation for the Services were not qualified in accordance with the California Securities Law and, as a result, the Company may have liability to Employee for the consideration given for the Securities, plus interest at the rate of 7% per annum from the dates of issuance of the Securities.

D. The Company is proposing to conduct an underwritten public offering of its common stock (the “Offering”), from which Employee will realize significant benefits, and the granting of this release is desirable for the Company to effectuate the Offering.

NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Release. Employee, on its behalf and on behalf of its affiliates, successors and assigns, present and former agents, representatives and attorneys and any persons acting by, through, under or in concert with any of them, hereby completely releases and forever discharges the Company, its affiliates, subsidiaries, successors and assigns and present and former shareholders, officers, directors, underwriters, employees, agents, representatives and attorneys (collectively the “Released Parties”) from any and all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature, and character whatsoever, known or unknown, which such party may now have or may in the future have, arising from or relating to the issuances of the Securities, including, without limitation, claims for damages, rescission or repurchase of the Securities, or any combination thereof, whether based in tort, contract (express or implied) or any federal, state or local law, statute or regulation (collectively, the “Released Matters”); provided, however, that this Agreement does not release or discharge the Company from its obligations under this Agreement.

2. Waiver of Unknown Claims. It is understood and agreed that, except as set forth therein, the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims and damages of Employee arising from or in connection with the issuances of the Securities. Therefore, Employee hereby waives any and all rights or benefits which it may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee expressly waives and relinquishes any rights it may have under Section 1542 of the California Civil Code or any other statute or common law principle with a similar effect. In connection with such waiver and relinquishment, Employee acknowledges that it or its attorney or agent may hereafter discover claims or facts in addition to or different from those which Employee now knows or believes to exist with respect to the Released Matters, but that it is Employee’s intention hereby fully, finally and forever to settle and release all of the Released Matters, except as set forth in the proviso in Section 1 above. In furtherance of this intention, the release herein given shall be and remain in effect as a full and complete release with regard to the Released Matters notwithstanding the discovery or existence of any such additional or different claim or fact.

3. Consideration for Release. Employee understands and acknowledges that the granting of this release is desirable for the Company to effectuate the Offering, and Employee expects to receive significant benefits from the consummation of the Offering. In addition to such benefits, the Company agrees to recommend to the Compensation Committee of the Board of Directors a cash payment of ONE HUNDRED DOLLARS ($100) in further consideration of the release granted herein, to be paid within ten (10) days after the approval by the Compensation Committee of such payment.

4. Accredited Investor. Employee hereby represents and warrants to the Company that Employee an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D, under the Securities Act of 1933, as amended, by reason of the fact that:

(Check all applicable boxes)

☐	Employee is a director or executive officer of the Company.

☐	Employee’s individual net worth, or joint net worth with Employee’s spouse, exceeds $1,000,000.

☐	Employee’s individual income exceeded $200,000 or joint income with Employee’s spouse exceeded $300,000, in each of the two most recent years and Employee has a reasonable expectation of reaching the same income level in the current year.

☐	None of the above. (By checking this box, Employee represents and warrants to the Company that Employee is not an “accredited investor”.)

5. Sophisticated Investor. Employee hereby represents and warrants to the Company that Employee has a preexisting personal or business relationship with the Company and its officers, directors and controlling persons, and by reason of Employee’s business or financial experience (or the business or financial experience of Employee’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), Employee has the capacity to protect Employee’s own interests in connection with this transaction.

6. Miscellaneous

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

6.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

6.3 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction), and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators.

6.5 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which when taken together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been and executed and delivered by each of the parties hereto.

6.6 Survival. Except as otherwise expressly provided herein, all of the representations, warranties, covenants and agreements of the parties contained herein shall survive indefinitely.

6.7 Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any action or proceeding arising out of or related to this Agreement shall be conducted only in San Diego, California. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the state and federal courts located in San Diego, California. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.

6.8 Consultation with Counsel. Each of the parties to this Agreement acknowledge and agree that it fully understands its right to discuss all aspects of this Agreement with a private attorney, and that to the extent, if any, it has desired, it has availed itself of this right, that it has carefully read and fully understands all of the provisions of this Agreement, and that it is voluntarily entering into this Agreement.

6.9 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EMPLOYEE:

[NAME]

COMPANY:

AXESSTEL, INC., a Nevada corporation

By:
Name:
Title: